Exhibit 10.5

2002 STOCK INCENTIVE PLAN OF THE FINISH LINE, INC.

(AS AMENDED AND RESTATED JULY 21, 2005)

NONQUALIFIED OPTION AWARD LETTER

Name of Grantee:

                                 , 20

I am pleased to inform you that the Compensation and Stock Option Committee of the Board of Directors of The Finish Line, Inc. (the “Committee”) has approved a grant to you of a Nonqualified Option to purchase Class A Common Shares of The Finish Line, Inc. (the “Company”) as described in the 2002 Stock Incentive Plan of The Finish Line, Inc. (As Amended and Restated July 21, 2005) (the “2002 Plan”) and the Award Agreement between you and the Company dated as of                      (the “Award Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the 2002 Plan or the Award Agreement. This is an Award Letter referred to in the Award Agreement.

1. Amount of Nonqualified Option. The Company hereby grants you a Nonqualified Option to purchase from the Company                      shares of Class A Common Shares (the “Option Shares”) subject to the terms and conditions of this Award Letter, the 2002 Plan and the Award Agreement. The Nonqualified Option is not intended to qualify as an incentive stock option pursuant to Section 422 of the Internal Revenue Code of 1986, as amended.

2. Grant Date and Exercise Price of Nonqualified Option. The Grant Date is             (the “Grant Date”). The exercise price of the Nonqualified Option is $            per Class A Common Share (the “Exercise Price”).

3. Entitlement to Exercise the Nonqualified Option. The grant of the Nonqualified Option is subject to the following terms and conditions:

(a) You cannot exercise your Nonqualified Option and purchase the Class A Common Shares until your Nonqualified Option is “Vested,” which occurs on the Vesting Date listed below for the number of Option Shares written next to that Vesting Date.

Vesting Date	Number of Shares
One year after the Grant Date	10% of the Option Shares
Two years after the Grant Date	20% of the Option Shares
Three years after the Grant Date	30% of the Option Shares
Four years after the Grant Date	40% of the Option Shares

(b) Subject to the Termination of Employment provisions set forth in the Award Agreement, a Vested Nonqualified Option may be exercised and Class A Common Shares may be purchased, in whole or in part, beginning on the applicable Vesting Date described in subsection (a) above and ending ten years following the Grant Date (the “Expiration Date”).

4. Exercise and Payment. When the Nonqualified Option becomes Vested, you may exercise the Nonqualified Option in whole or in part, but only with respect to whole Option Shares. To exercise your Nonqualified Option, you must follow provisions of the Award Agreement and any instructions provided to you from time to time by the Company, which will include notice stating the number of Class A Common Shares you have elected to purchase and payment of the Exercise Price for that number of Class A Common Shares.

5. No Shareholder Rights. You shall not be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares and no Option Share or any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated, or otherwise transferred in any manner other than by the laws of descent and distribution, until the Nonqualified Option shall have been duly exercised to purchase such Class A Common Shares in accordance with the provisions of this Award Letter, the 2002 Plan and the Award Agreement and a certificate evidencing the Class A Common Share shall be issued by the Company.

6. Transfer of Shares Upon Exercise. As soon as practicable after an effective exercise and full payment of the Exercise Price in accordance with the terms of the Award Agreement, the Secretary of the Company shall cause ownership of the appropriate number of Class A Common Shares to be transferred to you by having a certificate or certificates for those Class A Common Shares registered in your name.

7. The 2002 Plan and Award Agreement. The Nonqualified Option described in this Award Letter is not effective until you have executed and delivered the Award Agreement to the Company. The Nonqualified Option and this Award Letter are subject to all the terms, provisions and conditions of the 2002 Plan and the Award Agreement, both of which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. A copy of the 2002 Plan prospectus has been furnished to you and can be found on the Company’s intranet “SPIKE”. A paper copy of the 2002 Plan, the 2002 Plan prospectus and the Award Agreement will be provided upon your written request to the Company at 3308 North Mitthoeffer Road, Indianapolis, Indiana 46235 Attention: Secretary (or such other addresses as the Company may hereinafter designate in writing).

Very truly yours,

Gary D. Cohen, Executive Vice President - General Counsel